Filing Under Rule 424(b)(2)
                                       Registration File No. 33-45793



Pricing Supplement No. 54                     Dated: October 20, 1995



(To Prospectus dated July 13, 1992 and Prospectus Supplement dated October 25, 1993)




                           TRIBUNE COMPANY
                            $300,000,000
                     MEDIUM-TERM NOTES, SERIES C
           Due from Nine Months or More from Date of Issue


PRINCIPAL AMOUNT:                       $10,000,000
ORIGINAL ISSUE DATE:                    October 25, 1995
MATURITY DATE:                          October 25, 2005
INTEREST RATE:                          6.40%
INTEREST PAYMENT DATES:                 May 15 & November 15
ABILITY TO REDEEM AT TRIBUNE COMPANY:   None
ABILITY TO REDEEM AT HOLDER OPTION:     None
DENOMINATED CURRENCY:                   U.S. Dollars
ADDITIONAL TERMS:                       None

The Agent: Goldman, Sachs & Co. may sell Notes to any broker/dealer at a discount and such discount allowed to any broker/dealer will not be in excess of 66-2/3% of the discount to be received by the Agent from the Company.

                                               Filing Under Rule 424(b)(2)
                                               Registration File No. 33-45793


Pricing Supplement No. 55                      Dated:  October 20, 1995


(To Prospectus dated July 13, 1992 and Prospectus Supplement dated October 25, 1993)




                       TRIBUNE COMPANY
                        $300,000,000
                  MEDIUM-TERM NOTES, SERIES C
            Due from Nine Months or More from Date of Issue


PRINCIPAL AMOUNT:                       $10,000,000
ORIGINAL ISSUE DATE:                    October 25, 1995
MATURITY DATE:                          October 25, 2005
INTEREST RATE:                          6.40%
INTEREST PAYMENT DATES:                 May 15 & November 15
ABILITY TO REDEEM AT TRIBUNE COMPANY:   None
ABILITY TO REDEEM AT HOLDER OPTION:     None
DENOMINATED CURRENCY:                   U.S. Dollars
ADDITIONAL TERMS:                       None

The Agent: Salomon Brothers Inc. may sell Notes to any broker/dealer at a discount and such discount allowed to any broker/dealer will not be in excess of 66-2/3% of the discount to be received by the Agent from the Company.

                                           Filing Under Rule 424(b)(2)
                                           Registration File No. 33-45793

Pricing Supplement No. 56                  Dated:  October 20, 1995

(To Prospectus dated July 13, 1992 and Prospectus Supplement dated October 25, 1993)


                             TRIBUNE COMPANY
                              $300,000,000
                       MEDIUM-TERM NOTES, SERIES C
             Due from Nine Months or More from Date of Issue

PRINCIPAL AMOUNT:                       $10,000,000
ORIGINAL ISSUE DATE:                    October 25, 1995
MATURITY DATE:                          October 25, 2005
INTEREST RATE:                          6.40%
INTEREST PAYMENT DATES:                 May 15 & November 15
ABILITY TO REDEEM AT TRIBUNE COMPANY:   None
ABILITY TO REDEEM AT HOLDER OPTION:     None
DENOMINATED CURRENCY:                   U.S. Dollars
ADDITIONAL TERMS:                       None

The Agent: Merrill Lynch & Co. may sell Notes to any broker/dealer at a discount and such discount allowed to any broker/dealer will not be in excess of 66-2/3% of the discount to be received by the Agent from the Company.